UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
Western Liberty Bancorp
(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada	89113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 966-7400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Letter Agreements
In consideration of their substantial service to and support of Western Liberty Bancorp (“WLBC”) during the period in which WLBC sought the requisite regulatory approval to become a bank holding company in connection with the Acquisition (as discussed under Item 2.01 below), WLBC and each of Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson, Michael Tew and Laura Conover-Ferchak entered into Letter Agreements, each dated as of October 28, 2010 (the “Letter Agreements”), pursuant to which each of the foregoing individuals received a grant of restricted stock units of WLBC (the “Restricted Stock Units”). Mr. Ader, a current director and the former Chairman and Chief Executive Officer of WLBC, received 50,000 Restricted Stock Units; Mr. Silvers, WLBC’s former President, received 100,000 Restricted Stock Units; Mr. Nelson, a former director of WLBC, received 25,000 Restricted Stock Units; Mr. Tew, an outside consultant to WLBC, received 20,000 Restricted Stock Units; and Mrs. Conover-Ferchak, an outside consultant to WLBC, received 5,000 Restricted Stock Units. Each Restricted Stock Unit is immediately and fully vested and shall be settled for one share of common stock, par value $0.0001, of WLBC ( “Common Stock”) on the earlier to occur of (i) a Change of Control Event (as such term is defined in the Letter Agreements) and (ii) October 28, 2013 (the “Settlement Date”). Any cash dividends paid with respect to the shares of Common Stock covered by the Restricted Stock Units prior to the Settlement Date shall be credited to a dividend book entry account as if the shares of Common Stock had been issued, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest and shall be paid in cash on the Settlement Date. Any stock dividends paid with respect to the shares of Common Stock covered by the Restricted Stock Units prior to the Settlement Date shall be credited to a dividend book entry account as if shares of Common Stock had been issued, provided that such dividends shall be paid on the Settlement Date.
The Letter Agreements with each of Messrs. Ader, Silvers, Nelson and Tew and with Mrs. Conover-Ferchak appear as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Expense Sharing Agreement
In connection with the Acquisition, on October 29, 2010, WLBC entered into an Expense Sharing Agreement with its wholly owned subsidiary, Service1st Bank of Nevada, a Nevada-chartered non-member bank (“Service1st”). The Expense Sharing Agreement is a usual and customary agreement that bank regulatory agencies mandate to insure each entity pays for its respective expenses, and any expenses that are shared are divided in an equitable manner on a consistent basis. Typical examples would include employees who would have duties in both entities, shared rental of office space, shared usage of office equipment and supplies and fees for consolidated services such as audit and tax preparation.
The Expense Sharing Agreement appears as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.
Tax Allocation Agreement
In connection with the Acquisition, on October 29, 2010, WLBC entered into a Tax Sharing Agreement with Service1st. The Tax Sharing Agreement is a usual and customary agreement that regulatory agencies mandate to insure that a subsidiary is treated as a “stand-alone taxpayer” even though a consolidated tax return is filed. This requires each entity to maintain individual tax accounts and balances as if they were filing taxes directly with the relevant taxing authorities.
The Tax Allocation Agreement appears as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition
On October 28, 2010, WLBC, consummated its acquisition (the “Acquisition”) of Service1st pursuant to a Merger Agreement (the “Merger Agreement”), dated as of November 6, 2009, as amended by a First Amendment to the Merger Agreement, dated as of June 21, 2010 (“Amendment No. 1” and, together with the Merger Agreement, the “Amended Merger Agreement”), each among WL-S1 Interim Bank, a Nevada corporation and wholly-owned subsidiary of WLBC (“Acquisition Sub”), Service1st and Curtis W. Anderson, as representative of the former stockholders of Service1st. Pursuant to the Amended Merger Agreement, Acquisition Sub merged with and into Service1st, with Service1st being the surviving entity and becoming WLBC’s wholly-owned subsidiary. WLBC previously received the requisite approvals of certain bank regulatory authorities to complete the Acquisition, and is now a bank holding company.

The material terms of the Acquisition and of the business and financial condition of Service1st have been described in WLBC’s Post-Effective Amendment No. 3 to its Registration Statement on Form S-4 (File No. 333-164790), filed with the SEC on August 19, 2010, and the related prospectus (the “Registration Statement”), incorporated herein by reference. The material terms of the Amended Merger Agreement are described in the Registration Statement beginning on page 46 under the heading “The Merger Agreement”. The Merger Agreement appears as Annex A to the Registration Statement and as Exhibit 2.1 to WLBC’s Current Report on Form 8-K, filed with the SEC on November 9, 2009. Amendment No. 1 appears as Annex B to the Registration Statement and as Exhibit 2.1 to WLBC’s Current Report on Form 8-K, filed with the SEC on June 24, 2010. The Merger Agreement and Amendment No. 1 are incorporated herein by reference.
The former stockholders of Service1st received approximately 2,370,878 shares of Common Stock in exchange for all of the outstanding shares of capital stock of Service1st(the “Base Acquisition Consideration”). In addition, the holders of Service1st’s outstanding options and warrants now hold options and warrants of similar tenor to purchase up to 289,808 shares of Common Stock.
In addition to the Base Acquisition Consideration, each of the former stockholders of Service1st may be entitled to receive additional consideration (the “Contingent Acquisition Consideration”), payable in Common Stock, if at any time within the first two years after the consummation of the Acquisition, the closing price per share of the Common Stock exceeds $12.75 for 30 consecutive days. The Contingent Acquisition Consideration would be equal to 20% of the tangible book value of Service1st at the close of business on the last day of the calendar month immediately before the calendar month in which the final regulatory approval necessary for the completion of the Acquisition was obtained. The total number of shares of our common stock issuable to the former Service1st stockholders would be determined by dividing the Contingent Acquisition Consideration by the average of the daily closing price of the Common Stock on the first 30 trading days on which the closing price of the Common Stock exceeded $12.75.

Item 3.02.	Unregistered Sales of Equity Securities
Reference is made to the disclosure in Item 3.03 below and the information contained under the section entitled “Amendments to the Prior Warrant Agreement” beginning on page 3 of the Information Statement (as defined in Item 3.03 below), which is incorporated herein by reference. The issuance of Common Stock upon exercise of Private Warrants (as defined in the Information Statement) was made in reliance upon an available exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the Amended Warrant Agreement, WLBC has agreed to file a registration statement with the SEC for the registration under the Securities Act of the shares of Common Stock issued upon exercise of the Private Warrants. If such registration statement is not filed within 30 days of the consummation of the Acquisition, WLBC shall make a payment to each holder of Common Shares issued upon exercise of the Private Warrants in an amount equal to $0.12 per share of Common Stock issued upon exercise of the Private Warrants held by such holder. WLBC further agreed to make an additional payment in an amount equal to $0.18 per share of Common Stock issuable upon exercise of the Private Warrants held by such holder if the registration statement has not been declared effective by the SEC within 180 days of the consummation of the Acquisition.
After discussion with the SEC, the Common Stock issuable upon exercise of the Public Warrants (as defined in the Information Statement) was previously registered under the Securities Exchange Act during WLBC’s initial public offering, and such shares were freely tradable immediately upon issuance.
In addition, in consideration of their substantial service to and support of WLBC during the period in which WLBC sought the requisite regulatory approval to become a bank holding company in connection with the Acquisition, WLBC issued the aforementioned Restricted Stock Units to each of Messrs. Ader, Silvers, Nelson and Tew and to Mrs. Conover – Ferchak as discussed in Item 1.01 above. Furthermore, in consideration of their substantial service to and support of WLBC during the period in which WLBC sought the requisite regulatory approval to become a bank holding company in connection with the Acquisition, WLBC made a one-time grant 50,000 shares of Common Stock to each of Michael Frankel, the current Chairman of the Board of Directors of WLBC (the “Board”), Richard A.C. Coles, a current member of the Board and Mark Schulhof, a former member of the Board. The appointment of Mr. Frankel as Chairman of the Board and the departure of Mr. Schulhof from the Board are discussed under Item 5.02 below. The issuances of Restricted Stock Units and Common Stock were made in reliance upon an available exemption from registration under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders
In accordance with the terms of that certain Second Amended and Restated Warrant Agreement, dated as of September 27, 2010, between WLBC and Continental Stock Transfer & Trust Company, previously filed with the SEC on September 28, 2010 (the “Amended Warrant Agreement”), all of WLBC’s outstanding warrants (“Warrants”) were exercised into one thirty-second (1/32) of one share of Common Stock concurrently with the consummation of the Acquisition. Any Warrants that would have entitled a holder of such Warrants to a fractional share of Common Stock after taking into account the exercise of the remainder of such holder’s Warrants into full shares of Common Stock were cancelled. As a result of the foregoing, WLBC issued approximately 1,502,177 shares of Common Stock and paid each Warrant holder $0.06 per Warrant exercised.
The material terms of the restructuring of the Warrants have been described in WLBC’s Definitive Schedule 14C Information Statement, filed with the SEC on October 7, 2010 (the “Information Statement”), and the Amended Warrant Agreement appears as Annex B thereto and as Exhibit 4.1 to WLBC’s Current Report on Form 8-K, filed with the SEC on September 28, 2010. The Information Statement, including the Amended Warrant Agreement, is incorporated herein by reference. In addition, the information contained under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 28, 2010, Andrew P. Nelson and Mark Schulhof resigned from their positions as directors of WLBC in connection with the Acquisition. Daniel B. Silvers also resigned as President of WLBC in connection with the Acquisition.
Following Messrs. Nelson’s and Schulhof’s resignations, the Board increased the number of current directors on the Board to eight in accordance with the Amended and Restated Bylaws (as defined below), and appointed each of William E. Martin, Blake L. Sartini, Terrence L. Wright, Curtis W. Anderson, CPA (all of whom are current directors or members of management of Service1st) and Robert G. Goldstein to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified. Michael B. Frankel, who had previously served on the Board, was appointed Chairman of the Board and will replace Jason N. Ader in such capacity. Mr. Ader will continue to serve as a director. Mr. Wright was also named Vice Chairman of the Board. Biographies for each of Messrs. Martin, Sartini, Wright, Anderson and Goldstein appear below.
The reconstituted Board subsequently appointed Messrs. Ader, Anderson, Coles and Wright to serve on the Audit Committee of the Board, Messrs. Ader, Sartini, Goldstein and Anderson to serve on the Compensation Committee of the Board and Messrs. Ader, Frankel and Wright to serve on the Nominating and Governance Committee of the Board. The Board also adopted charters for each of the foregoing committees.
In addition to his service on the Board, Mr. Martin, who currently serves as Chief Executive Officer of Service1st, was appointed Chief Executive Officer of WLBC, replacing Mr. Ader, who previously served in such capacity. WLBC previously entered into an Amended and Restated Employment Agreement with Mr. Martin on February 8, 2010, previously filed with the SEC on February 8, 2010 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Martin’s employment shall continue for an initial term of three years with one or more additional automatic one year renewal periods thereafter. Mr. Martin is entitled to a base salary of $325,000. In addition Mr. Martin received a one-time grant of 155,279 shares of restricted stock of WLBC. Such restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the consummation of the Acquisition, subject to Mr. Martin’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Mr. Martin is also eligible to receive additional equity and long-term incentive awards under any equity-based incentive compensation plans adopted by WLBC for which its senior executives are generally eligible, and an annual discretionary incentive payment upon the attainment of one or more pre-established performance goals established by the Compensation Committee of the Board. Mr. Martin is entitled to employee benefits in accordance with our employee benefits programs. In addition, Mr. Martin shall be entitled to receive a one-time payment equal to his prior year’s salary in the event there is a change in control at Service1st and Mr. Martin remains the Chief Executive Officer of such through the closing of the change in control. Mr. Martin’s employment agreement contains customary representations, covenants and termination provisions. The Employment Agreement appears as Exhibit 10.1 to WLBC’s Current Report on Form 8-K, filed with the SEC on February 8, 2010, and is incorporated herein by reference.
In addition, Patricia A. Ochal, who serves as the Chief Financial Officer of Service1st, was appointed to Vice President of WLBC. Ms. Ochal’s biography appears below.

The discussion of the Letter Agreements with each of Messrs. Ader, Silvers and Nelson under Item 1.01 above is incorporated herein by reference. In addition, in consideration of their substantial service to and support of WLBC during the period in which WLBC sought the requisite regulatory approval to become a bank holding company in connection with the Acquisition, WLBC made a one-time payment of $200,000, $450,000, $50,000 and $50,000 to each of Jason N. Ader, Daniel B. Silvers, Michael B. Frankel and Andrew Nelson, respectively.
Director and Officer Biographies
William E. Martin has been the Chief Executive Officer and Vice Chairman of the Board of Service1st Bank of Nevada since December 2007. Mr. Martin is sixty-eight years of age. Mr. Martin graduated from the University of North Texas and joined the Office of the Comptroller of the Currency, where he spent fifteen years as a national bank examiner in California and Nevada. In 1978 he was placed in charge of that agency’s national problem bank group, was a Deputy Comptroller in charge of the OCC’s UBPR, later adopted by the FFIEC for all banking regulatory agencies, and finally, was Deputy Comptroller for Multinational Banking with responsibility for primary oversight of the eleven largest national banks. He was one of three U.S. representatives appointed to the Basel Committee. In 1983, he left the OCC and became President and Chief Executive Officer of Nevada National Bank, a $700 million asset statewide bank, and its parent company, Nevada National Bancorporation, which was acquired by Security Pacific National bank in 1989. Later that year, he joined Pioneer Citizens Bank of Nevada as President and Chief Executive Officer. The bank grew from $110 million in assets to over $1.1 billion by 1999 at which time it was acquired by Zions Bancorporation and merged into Nevada State Bank. For the following seven years he was Chairman, President and Chief Executive Officer of Nevada State Bank, a $4 billion institution with seventy statewide branch offices. He left Nevada State Bank in late 2007 and joined Service1st Bank of Nevada where he serves as Vice Chairman and Chief Executive Officer. Mr. Martin has been involved at a board or active participation level in over thirty civic efforts in his twenty-seven years in Nevada that included chairmanships of the Nevada State College Foundation, Las Vegas Chamber of Commerce, Opportunity Village for Intellectually Handicapped Citizens, Nevada Development Capital Corporation and Water Conservation Coalition.
Blake L. Sartini was a founder and has been a Director of Service1st Bank of Nevada since it opened in January 2007. In addition, Mr. Sartini is the founder, Chairman and Chief Executive Officer of Golden Gaming, Inc. Mr. Sartini formed the company in October 2001, following his purchase of Southwest Gaming Services, Inc. Prior to establishing Golden Gaming, Inc., Mr. Sartini served as Executive Vice President, Chief Operating Officer and Director of Station Casinos, Inc. During his fifteen year tenure with Station Casinos, Mr. Sartini held various management positions and served in numerous senior executive roles. Mr. Sartini was instrumental in overseeing Station’s explosive growth from one local casino with approximately 2,000 team members, to eight regional casinos with approximately 12,000 team members. Today, Mr. Sartini remains a significant shareholder in Station Casinos. Mr. Sartini co-founded Southwest Gaming Services, Inc. in 1985. The company evolved into a slot route operation in the early 1990s where Mr. Sartini served as President. In addition to his gaming interests, Mr. Sartini is a founder, Chairman, and Chief Executive Officer of Sartini Enterprises, Inc., a family investment company established in 2006. Mr. Sartini earned his Bachelor of Arts degree in Business Administration from the University of Nevada, Las Vegas.
Terrence L. Wright has been a Director and the Secretary of Service1st since January 2007. During this time, Mr. Wright also served as Chairman of Service1st Nominating and Corporate Governance Committee. Mr. Wright is owner and Chairman of the Board of Nevada Title Company which provides title services through a number of locations in southern Nevada with more than 250 employees. Mr. Wright also is the owner and Chief Executive Officer of Nevada Construction Services, as well as the majority owner, Chairman of the Board, and Chief Executive Officer of Westcor Land Title Insurance Company, the first domestic title insurance company in Nevada, and now has operations in Alabama, Arizona, California, Colorado, Florida, New York, Texas, Utah and Wyoming. Mr. Wright received his undergraduate degree in Business Administration and his Juris Doctorate from DePaul University in Chicago. Mr. Wright joined the Chicago Title Insurance Company while still in law school and remained on staff after graduation as State Manager and Agency Administrator. Nevada Construction Services was established in 1985 providing voucher control and inspection services to financial institutions. Nevada Construction Services also provides lenders with reports detailing disbursements and project updates as well as protection against mechanics liens and wrongful claims. He is a member of the California and Illinois bar associations and has served on the Board of Directors for the Nevada Land Title Association, the Las Vegas Monorail, and the Tournament Players Club in Las Vegas. He was also the past chairman of the Nevada Development Authority, the Nevada Chapter of the Young President’s Organization, and the UNLV Foundation. Mr. Wright currently serves on the board of the Nevada Cancer Institute, the Council for a Better Nevada and Southwest Gas Corporation where he is a member of the audit and compensation committees of that company’s board.

Curtis W. Anderson has been a Director of Service1st Bank of Nevada since the bank opened in January 2007. Mr. Anderson is the founder, partner and Chief Executive Officer of Fair, Anderson and Langerman CPAs, which provides accounting and business advisory services to businesses and individual clients. He has held that position since 1988. He is a 1971 graduate of the University of Notre Dame. He earned his CPA license in 1974 and is a member of the American Institute of CPAs and the Nevada Society of CPAs. Formerly a partner with McGladrey & Pullen, LLP, Mr. Anderson is also an active real estate investor and developer. Mr. Anderson is also a Broker and Officer of MDL Group, a real estate brokerage and management firm that he started at in 1989, and since 2007 has been serving as a Manager of Triple Crown Painting and Drywall LLC, a commercial painting subcontractor. His current community involvement includes Opportunity Village Foundation Board Chairman and Police Athletic League (PAL) Treasurer.
Robert G. Goldstein has been Executive Vice President of Las Vegas Sands Corp. since July 2009, Vice President of The Venetian Resort-Hotel-Casino since January 1999 and President and Chief Operating Officer of The Palazzo Casino Resort since December 2008. He previously served as Senior Vice President of Las Vegas Sands Corp. from August 2004 through July 2009 and Senior Vice President of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) from 1997 through July 2009, and served as Vice President of Las Vegas Sands, Inc. from 1995 through 1997. Mr. Goldstein is responsible for the oversight of daily operations of the hotel, food and beverage, casino, and retail operations. From 1992 until joining Las Vegas Sands Corp. in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands Hotel in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation. Mr. Goldstein holds a Bachelor of Arts in History and Political Science from the University of Pittsburgh and a J.D. from Temple University School of Law. Ms. Ochal is a founder of Service1st Bank. Ms. Ochal has been Executive Vice President, Chief Financial Officer, Treasurer and Chairman of the ALCO committee since Service1st’s inception on January 16, 2007. As Executive Vice President and Chief Financial Officer, Ms. Ochal oversees the Finance and Accounting departments as well as Information Technology.
Patricia A. Ochal manages Service1st’s facilities, leases, insurance and bank-wide risk assessment. At Service1sts inception, Ms. Ochal was in charge of Human Resources, Bank Operations and Marketing. Bank Operations involved Compliance (BSA/AML/OFAC), on-line banking, remote capture, ACH, wires, ATMs, establishing new branch locations and tenant improvements. Ms. Ochal also coordinated Service1st’s marketing effort and website development/management. Ms. Ochal began organizing Service1st in May 2006. Prior to organizing Service1st, Ms. Ochal was Senior Vice President, Chief Financial Officer of Nevada First Bank from 2004 through 2006. Ms. Ochal received her Bachelor of Science in Accounting from the University of Nevada, Las Vegas and is Certified Public Accountant in the state of Nevada. Ms. Ochal is an alumnus of KPMG Peat Marwick and currently holds affiliations with the American Institute of Certified Public Accountants (AICPA) and the Nevada Society of Certified Public Accountants.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws
In connection with the Acquisition, the Board adopted the Amended and Restated Bylaws of WLBC (the “Amended and Restated Bylaws”), which became immediately effective. The Amended and Restated Bylaws amend and restate in its entirety WLBC’s prior bylaws, previously filed with the SEC on September 24, 2007 (the “Prior Bylaws”). The principal amendments to the Prior Bylaws included in the Amended and Restated Bylaws are summarized as follows:
Meetings of Stockholders. Sections 2.1 and 2.2 of the Prior Bylaws (relating to annual and special meetings of stockholders, respectively), along with various other provisions of the Prior Bylaws, were amended to provide that meetings of stockholders may take place by means of remote communication (as opposed to taking place solely at a physical location), pursuant to the relevant provisions of the Delaware General Corporation Law.
Record Date. Section 2.4 of the Prior Bylaws was amended to enable our Board of Directors, in its discretion, to fix a record date for purposes of determining stockholders entitled to notice of a meeting of stockholders and a separate, later record date for the purposes of determining the stockholders entitled to vote at such meeting. These amendments reflect recent updates to the Delaware General Corporation Law. Conforming changes were made to various other provisions of the Prior Bylaws relating to notice and adjournments of meetings.
Inspector of Elections. Section 2.11 of the Amended and Restated Bylaws is new. It recites the requirement, if applicable, that WLB appoint an inspector of elections, and it specifies the duties of the inspector.

Advance Notice. Section 2.12 of the Amended and Restated Bylaws is new. In general, Section 2.12 requires that stockholders provide advance notice of any nominations or other business proposals that they intend to bring before a meeting of stockholders. For nominations or proposals of other business to be properly brought before an annual meeting, such stockholder must be a stockholder of record at the time of giving of notice of such annual meeting and at the time of the meeting, be entitled to vote at such annual meeting and comply with the additional requirements and procedures set forth in Section 2.12. In general, Section 2.12 provides that, for a stockholder’s notice to be timely, it must be delivered to WLBC not more than 120 days and not less than 90 days before the anniversary of the preceding year’s annual meeting.
Section 2.12 requires that, for a stockholder’s nomination or other business proposal to be considered at an annual meeting, the stockholder’s notice of the nomination or proposal must include various information with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, including the name and address of such stockholder and beneficial owner (if any) the class or series and number of shares of WLBC owned beneficially and of record by the stockholder and the beneficial owner (if any), a description of agreements relating to derivative and other hedging transactions with respect to securities of WLBC, a representation whether the stockholder and beneficial owner (if any) intends to deliver a proxy statement and/or solicit proxies for the nomination or proposal, and any other information that would be required to be disclosed in a proxy statement or other filing pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 2.12 also provides that, if the stockholder’s notice relates to business (other than a nomination of a director) proposed to be brought before the meeting, such notice must include various information relating to that business, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest of such stockholder and beneficial owner, if any, in such business, and the text of the proposal or business (including the text of any proposed resolutions). Section 2.12 further provides, if the proposal relates to a nomination, the notice must include various information regarding the nominee(s), including all information relating to such nominee(s) that would be required to be disclosed in a proxy statement or other filing pursuant to Section 14(a) of the Exchange Act and the written consent of such person(s) to being named in the proxy statement and serving as a director if elected.
Board of Directors. Section 3.1 of the Prior Bylaws was amended to fix the authorized number of directors of WLBC’s Board of Directors at nine. Section 3.1 was also amended to confirm that the Board has the power to fill vacancies on the Board, including those resulting from newly created directorships.
Committees of the Board of Directors. Sections 4.1 and 4.3 of the Prior Bylaws were amended to expand the powers that may be delegated to a committee of the Board of Directors. Under the Amended and Restated Bylaws, any such committee may be granted the full power and authority of the Board of Directors, except with respect to the approval of any action that requires stockholder approval under the Delaware General Corporation Law (for example, mergers, amendments to the certificate of incorporation and sales of all or substantially all of the assets) and any amendment, adoption or repeal of the Amended and Restated Bylaws.
Certificates of Stock; Uncertificated Shares. Section 7.1 of the Prior Bylaws was amended to provide that the Board of Directors may by resolution provide that some or all of its capital stock may be uncertificated shares. Any such resolution, however, shall not apply to shares already represented by certificates until such certificate is surrendered to WLBC. Conforming changes were made to the remaining provisions of Article VII.
Indemnification. Various provisions of Article VIII of the Prior Bylaws (relating to indemnification and advancement of expenses) were amended to clarify that the rights provided thereunder apply only to the fullest extent permitted by applicable law.
The Amended and Restated Bylaws appear as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Each of the foregoing summaries of all or any portion of the Amended and Restated Bylaws, the Information Statement, the Amended Warrant Agreement, the Registration Statement, the Amended Merger Agreement, the Employment Agreement, the Letter Agreements, the Expense Sharing Agreement, the Tax Allocation Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of such documents.

Item 5.06.	Change in Shell Company Status
Prior to the consummation of the Acquisition, WLBC was a shell company with no operations which was formed for the purpose of acquiring one or more operating businesses. The material terms of the Acquisition are described in the Registration Statement in the sections entitled “The Acquisition” beginning on page 31 and “The Merger Agreement” beginning on page 46, which are incorporated herein by reference.

Item 8.01	Other Events
In connection with the foregoing, WLBC’s Common Stock is now listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “WLBC.” As a result of the restructuring of the Warrants (as discussed under Item 3.03 above), WLBC’s outstanding securities listed on Nasdaq consist solely of shares of Common Stock.
Forward-Looking Statements
This report and the exhibits hereto include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding WLBC’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on WLBC’s current expectations and beliefs concerning future developments and their potential effects on WLBC and speak only as of the date of such statement. There can be no assurance that future developments affecting WLBC will be those that WLBC has anticipated.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the businesses of WLBC and Service1st will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the Acquisition may not be fully realized or realized within the expected time frame; (iii) revenues may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the Acquisition, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) local, regional, national and international economic conditions and the impact they may have on Service1st and its customers and WLBC’s assessment of that impact; (vi) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (vii) prepayment speeds, loan originations and credit losses; (viii) sources of liquidity; (ix) WLBC’s common shares outstanding and common stock price volatility; (x) fair value of and number of stock-based compensation awards to be issued in future periods; (xi) legislation affecting the financial services industry as a whole, and/or WLBC and Service1st; (xii) regulatory supervision and oversight, including required capital levels; (xiii) increasing price and product/service competition by competitors, including new entrants; (xiv) rapid technological developments and changes; (xv) Service1st’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvi) Service1st’s ability to contain costs and expenses; (xvii) governmental and public policy changes; (xviii) protection and validity of intellectual property rights; (xix) reliance on large customers; (xx) technological, implementation and cost/financial risks in large, multi-year contracts; (xxi) the outcome of pending and future litigation and governmental proceedings; (xxii) continued availability of financing; (xxiii) financial resources in the amounts, at the times and on the terms required to support Service1st’s future businesses; and (xxiv) material differences in the actual financial results of acquisitions and acquisition activities compared with WLBC’s expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause WLBC’s results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” starting on page 9 of the Registration Statement and WLBC’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”), which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of WLBC’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. WLBC undertakes no obligation to publicly revise these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the Registration Statement, the 10-K and WLBC’s other public documents which are available on the SEC’s internet site (http://www.sec.gov).

All written and oral forward-looking statements attributable to any of matters or entities discussed in this report or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Item 9.01	Financial Statements and Exhibits
The financial statements of WLBC and Service1st included in the Registration Statement beginning on page F-1 and the Unaudited Pro Forma Condensed Combined Financial Statements of WLBC and Service1st included in the Registration Statement beginning on page 97 are incorporated herein by reference.
(d) Exhibits:

2.1
Agreement and Plan of Merger, dated as of November 6, 2009, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on November 9, 2009)

2.2
First Amendment to the Agreement and Plan of Merger, dated as of June 21, 2010, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on June 24, 2010)

3.1.
Second Amended and Restated Certificate of Incorporation of Western Liberty Bancorp (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on October 9, 2009)

3.2	Amended and Restated Bylaws of Western Liberty Bancorp*

4.1
Second Amended and Restated Warrant Agreement, dated as of September 27, 2010, between Western Liberty Bancorp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on October 9, 2007)

10.1	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Jason N. Ader*

10.2	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Daniel B. Silvers*

10.3	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Andrew P. Nelson*

10.4	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Michael Tew*

10.5	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Laura Conover-Ferchak*

10.6	Expense Sharing Agreement, dated as of October 29, 2010, between Western Liberty Bancorp and Service1st Bank of Nevada*

10.7	Tax Allocation Agreement, dated as of October 29, 2010, between Western Liberty Bancorp and Service1st Bank of Nevada*

10.8
Amended and Restated Employment Agreement, dated as of February 8, 2010, by and between Western Liberty Bancorp and William E. Martin (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on February 8, 2010)

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP
Date: November 3, 2010	By:	/s/ George A. Rosenbaum, Jr.
		Name:	George A. Rosenbaum, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit

2.1
Agreement and Plan of Merger, dated as of November 6, 2009, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on November 9, 2009)

2.2
First Amendment to the Agreement and Plan of Merger, dated as of June 21, 2010, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on June 24, 2010)

3.1.
Second Amended and Restated Certificate of Incorporation of Western Liberty Bancorp (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on October 9, 2007)

3.2.	Amended and Restated Bylaws of Western Liberty Bancorp*

4.1
Second Amended and Restated Warrant Agreement, dated as of September 27, 2010, between Western Liberty Bancorp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on October 9, 2007)

10.1	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Jason N. Ader*

10.2	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Daniel B. Silvers*

10.3	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Andrew P. Nelson*

10.4	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Michael Tew*

10.5	Letter Agreement, dated as of October 28, 2010, between Western Liberty Bancorp and Laura Conover-Ferchak*

10.6	Expense Sharing Agreement, dated as of October 29, 2010, between Western Liberty Bancorp and Service1st Bank of Nevada*

10.7	Tax Allocation Agreement, dated as of October 29, 2010, between Western Liberty Bancorp and Service1st Bank of Nevada*

10.8
Amended and Restated Employment Agreement, dated as of February 8, 2010, by and between Western Liberty Bancorp and William E. Martin (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by WLBC with the Securities and Exchange Commission on February 8, 2010)

*	Filed herewith